Exhibit 21

B. F. SAUL REAL ESTATE INVESTMENT TRUST LIST OF SUBSIDIARIES

100% OWNED SUBSIDIARIES	Site of Incorporation	Date of Acquisition/ Formation	Current Principal Business Activity
Arlington Hospitality Corp.	Virginia	1997	Hotel Owner

Auburn Hills Hotel Corporation	Maryland	1994	Hotel Owner

Auburn Hills Land Corp.	Maryland	1997	Land Owner

Avenel Executive Park Phase II, LLC	Maryland	2000	Real Estate Investor

Boca Raton East Hospitality Corp.	Florida	1998	Hotel Owner

Boca Raton West Hospitality Corp.	Florida	1998	Hotel Owner

Cascades Hospitality Corporation	Virginia	1999	Hotel Owner

Chain Bridge Hospitality Corporation	Virginia	1999	Hotel Owner

Circle 75 Development LLC	Delaware	2005	Development

Circle 75 East Hospitality Corp.	Georgia	2000	Inactive

Circle 75 Hospitality Corp.	Georgia	1999	Inactive

Commerce Center Development Corp.	Florida	1980	Office Bldg Owner

Commerce Center Holdings LLC	Florida	2000	Land Owner

Crystal City Hospitality Corp.	Virginia	1989	Hotel Owner

Dearborn, L.L.C.	Delaware	1992	Land Owner

Dulles Hospitality Corp.	Virginia	1997	Hotel Owner

Dulles North Four, Corp.	Virginia	1999	Office Bldg Owner

Dulles North Five, Corp.	Virginia	1999	Office Bldg Owner

Dulles North Hospitality Land Condominium	Virginia	2007	Office Condo.

Dulles North Six, Corp.	Virginia	2000	Office Bldg Owner

Dulles North Seven Corp.	Virginia	2000	Inactive

Dulles North Office Park II Corporation	Virginia	1998	Office Bldg Owner

Dulles North Properties LLC	Virginia	2005	Land Owner

Dulles South Hospitality LLC (a)	Delaware	2005	Hotel Owner

Dulles South Hospitality Member LLC	Delaware	2005	Hotel Owner

Dulles Sterling Hospitality LLC	Delaware	2005	Development

Ft. Lauderdale Hotel Corp.	Florida	1998	Hotel Owner

Gaithersburg Hospitality Corp.	Maryland	1998	Hotel Owner

Garden Plaza LLC	Delaware	2006	Office Bldg Owner

Great Plains Investment LLC	Delaware	2008	Investment

Hay Adams Holdings LLC (b)	Delaware	2006	Hotel Owner

Hay Adams Holdings Member LLC	Delaware	2006	Hotel Owner

Herndon Hotel Corporation	Virginia	1996	Hotel Owner

HP Boca Hospitality LLC	Delaware	2007	Predevelopment/Hot.

HP Lansdowne Hospitality LLC	Delaware	2007	Predevelopment/Hot.

I-95 Yamato Condominium Association, Inc	Florida	1998	Condominium

Loudoun Tech One LLC (c)	Delaware	2006	Office Bldg Owner

Loudoun Tech One Member LLC	Delaware	2006	Office Bldg Owner

LT One Corp.	Virginia	1999	Inactive

LT Two LLC	Virginia	2001	Inactive

Montgomery Village Hospitality LLC (d)	Delaware	2006	Hotel Owner

Montgomery Village Hospitality Member LLC	Delaware	2006	Hotel Owner

NVA Development Corporation	Virginia	1984	Office Bldg Owner

Peachtree/Northeast Corp.	Georgia	1979	Land Owner

Pueblo Hotel Corp.	Colorado	1985	Inactive

Sharonville Hotel Corporation	Ohio	1986	Hotel Owner

Sterling Hotel Corp.	Virginia	1997	Hotel Owner

Sterling North Hospitality LLC	Delaware	2006	Development

Sterling South Hospitality LLC	Delaware	2006	Development

Sterling South Hospitality Subsidiary LLC	Delaware	2007	Hotel Owner

Sweitzer Lane LLC	Maryland	2000	Office Bldg Owner

Towns of Crescent Park, LLC	Georgia	2005	Development

Towns of Crescent Woods, LLC	Georgia	2006	Development

Tysons Park, Inc.	Virginia	1999	Office Bldg Owner

Tysons Park II, Inc.	Virginia	2000	Inactive

Tysons Park Place II LLC	Delaware	2006	Office Bldg Owner

Exhibit 21

(Continued)

B. F. SAUL REAL ESTATE INVESTMENT TRUST LIST OF SUBSIDIARIES

100% OWNED SUBSIDIARIES	Site of Incorporation	Date of Acquisition/ Formation	Current Principal Business Activity
Westview East Hospitality LLC	Delaware	2007	Predevelopment/Hot.

Westview West Hospitality LLC	Delaware	2007	Predevelopment/Hot.

900 Circle 75 LLC (e)	Delaware	2006	Office Bldg Owner

900 Circle 75 Member LLC (f)	Delaware	2006	Office Bldg Owner

900 Corporation	Georgia	1981	Office Bldg Owner

1000 Corporation	Georgia	2000	Office Bldg Owner

1000 Sully Road LLC (g)	Delaware	2006	Hotel Owner

1000 Sully Road Member LLC	Delaware	2006	Hotel Owner

1100 Corporation	Georgia	1979	Office Bldg Owner

1960 Chain Bridge Road LLC	Delaware	2006	Hotel Owner

8001 Wisconsin LLC	Delaware	2005	Office Bldg Owner

8201 Greensboro LLC (h)	Delaware	2005	Inactive

8201 Greensboro Member LLC	Delaware	2005	Inactive

(a)	Subsidiary of Dulles South Hospitality Member LLC

(b)	Subsidiary of Hay Adams Member LLC

(c)	Subsidiary of Loudoun Tech One Member LLC

(d)	Subsidiary of Montgomery Village Hospitality Member LLC

(e)	Subsidiary of 900 Circle 75 Member LLC

(f)	Subsidiary of 900 Corporation

(g)	Subsidiary of 1000 Sully Road Member LLC

(h)	Subsidiary of 8201 Greensboro Member LLC

Exhibit 21

(continued)

SUBSIDIARIES

NAME	NOTE	JURISDICITON OF FORMATION	DATE OF ACQUISITION/ FORMATION	CURRENT PRINCIPAL BUSINESS ACTIVITY
ASB Capital Management LLC	(A)	Maryland	2005	Investment Advisor

Ashburn Village Development Corporation	(C)	Maryland	1991	Real Estate Owned (REO)

Bondy Way Development Corporation	(C)	Maryland	1990	Real Estate Ownership / Development

Brambleton Land Corporation (sold property 3/99)	(C)	Maryland	1977	Inactive

Brooke Manor Land Corporation (sold property 8/96)	(C)	Maryland	1990	Inactive

B. F. Saul Mortgage Company	(B)	Maryland	1984	Residential Loan Origination

CBUSA Investment, LLC	(B)	Virginia	2008	Construction Permanent Lending

CBUSA Mortgage, LLC	(H)	Delaware	2008	Construction Permanent Lending

CBUSA Mortgage – National Capital, LLC	(I)	Delaware	2008	Construction Permanent Lending

CCRE, Inc.	(D)	Maryland	1984	Inactive

Chevy Chase Asset Management (Virginia) LLC	(B)	Virginia	2005	Holding Company

Chevy Chase Bank New Market Fund, LLC	(B)	Delaware	2008	Inactive

Chevy Chase Financial Services Corporation	(B)	Virginia	1996	Holding Company

Chevy Chase Funding LLC	(B)	Delaware	2003	Special Purpose Entity

Chevy Chase Insurance Agency, Inc.	(E)	Maryland	1971	Insurance Agency

Chevy Chase Mortgage Company	(F)	Maryland	1972	Inactive

Chevy Chase Mortgage Company of Virginia	(B)	Virginia	1996	Inactive

Chevy Chase Preferred Capital Corporation	(B)	Maryland	1996	Real Estate Investment Trust

Chevy Chase Real Estate LLC	(B)	Virginia	2001	Holding Company

Chevy Chase Securities, Inc.	(E)	Maryland	1984	Securities

Chevy Chase Trust Company	(B)	Maryland	1997	Fiduciary Services

CFC-Consumer Finance Corporation	(B)	Virginia	1994	Consumer Loan Origination

Great Seneca Development Corporation	(C)	Maryland	1991	REO

Manor Holding (Virginia) LLC	(B)	Virginia	2005	Holding Company

Manor Investment LLC	(G)	Maryland	2005	Real Estate Ownership/ Development

North Ode Street Development Corporation	(D)	Maryland	1981	Real Estate Finance/ Development

Old Chapel Corporation	(C)	Maryland	1992	REO

Primrose Development Corporation (sold property 8/02)	(C)	Maryland	1990	Inactive

Ronam Corporation Inc. (sold property 12/00)	(C)	Maryland	1986	Inactive

(A)	Subsidiary of Chevy Chase Asset Management (Virginia) LLC

(B)	Subsidiary of Chevy Chase Bank, F.S.B.

(C)	Subsidiary of Chevy Chase Real Estate LLC

(D)	Subsidiary of Manor Investment LLC

(E)	Subsidiary of Chevy Chase Financial Services Corporation

(F)	Subsidiary of Chevy Chase Mortgage Company of Virginia

(G)	Subsidiary of Manor Holding (Virginia) LLC

(H)	Subsidiary of CBUSA Investment LLC

(I)	Subsidiary of CBUSA Mortgage LLC

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